Investor Presentation R B C G l o b a l E n e r g y C o n f e r e n c e J U N E 2 0 1 5

Hol lyF ront ie r Corpora t ion D isc losure S ta tement 2 Statements made during the course of this presentation that are not historical facts are “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier Corporation and/or Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters or refined petroleum products in HollyFrontier’s and Holly Energy Partners’ markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to HollyFrontier and Holly Energy Partners, the effectiveness of HollyFrontier’s and Holly Energy Partners’ capital investments and marketing strategies, HollyFrontier's and Holly Energy Partners’ efficiency in carrying out construction projects, HollyFrontier's ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of HollyFrontier and Holly Energy Partners is provided in the most recent reports of HollyFrontier and Holly Energy Partners filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. HollyFrontier and Holly Energy Partners undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR MISSION OUR MISSION IS to be the premier U.S. petroleum refining, pipeline and terminal company as measured by superior financial performance and sustainable, profitable growth. WE SEEK TO ACCOMPLISH THIS BY: • Operating in a safe, reliable and environmentally responsible manner, • Efficiently operating our existing assets, • Offering our customers superior products and services, and • Growing both organically and through strategic acquisitions. We strive to outperform our competition through the quality and development of our employees and assets. We endeavor to maintain an inclusive and stimulating work environment that enables each employee to fully contribute to and participate in our Company’s success. OUR VALUES HEALTH & SAFETY WE PUT HEALTH AND SAFETY FIRST. We conduct our business with primary emphasis on the health and safety of our employees, contractors and neighboring communities. We continuously strive to raise the bar, guided by our health and safety performance standards. ENVIRONMENTAL STEWARDSHIP WE CARE ABOUT THE ENVIRONMENT. We are committed to minimizing environmental impacts by reducing wastes, emissions and other releases. We understand that it is a privilege to conduct our business in the communities where we operate. CORPORATE CITIZENSHIP WE OBEY THE LAW. We are committed to promoting sustainable social and economic benefits wherever we operate. HONESTY & RESPECT WE TELL THE TRUTH & RESPECT OTHERS. We uphold high standards of business ethics and integrity, enforce strict principles of corporate governance and support transparency in our operations. One of our greatest assets is our reputation for behaving ethically in the interests of employees, shareholders, customers, business partners and the communities in which we operate and serve. CONTINUOUS IMPROVEMENT WE CONTINUALLY IMPROVE. Innovation and high-performance are our way of life. Our culture creates a fulfilling environment which enables employees to reach their potential. We believe in creating our own destiny and that a constructive attitude toward change is essential. 3

FOOTPR INT OF HOLLYFRONTIER AND HOLLY ENERGY PARTNERS Pure play inland refining company with 443,000 barrels per day of crude capacity Proximity to North American crude production and attractive niche product markets Collaboration with HEP provides strategic growth opportunities in logistics and marketing operations 4

ACHIEVEMENTS AND OB JECTIVES ACHIEVEMENTS • Geographically advantaged inland refining system created with 2011 HollyFrontier merger • Enhanced operating procedures and practices implemented across refining system • Among the first independent refiners to launch an MLP in 2004 • Leader in returning cash to shareholders • Investment grade rating by S&P and Moody’s OBJECTIVES • Continuous operational improvement • Continued system integration • Large and small capital project execution • Improve balance sheet efficiency • Unlock MLP value • Competitive cash yield to shareholders 5

HOLLYFRONTIER INVESTMENT H IGHL IGHTS Safe and reliable operations Continued system integration to drive profitability OPERATIONS 6 Internal investment to drive growth and enhance returns Liquid yield improvement and de-bottlenecking opportunities CAPITAL PROJECTS Maintain investment grade rating Target optimal balance sheet structure CAPITAL STRUCTURE Strong track record of returning excess cash to shareholders Execute $1 billion share repurchase authorization in 12 to 18 months Competitive dividend and total cash yield CAPITAL ALLOCATION Industry leading returns on capital employed Best in class Net Income per barrel crude capacity FINANCIAL PERFORMANCE UNLOCK MLP VALUE 39% HEP ownership, including 2% GP interest and 37% of LP Units Evaluate dropdown potential of planned HFC capital projects Full Year 2014 HEP cash distributions to HFC of more than $81 million* *Q4 2013 through Q3 2014 quarterly LP and GP distributions announced and paid in 2014

OPERATIONAL REL IAB IL ITY Reliability Initiatives • Enhanced operating procedures and practices • Risk-based inspection program implementation • Occupational and process safety management teams • Operational integrity and training • Critical heat exchanger modernization • Cheyenne plant air system and boiler improvements • You see it, you own it Target • First quartile operational availability • Remain the most profitable per barrel refiner 7 93.7% 87.5% 91.7% 94.0% 94.0% 80% 85% 90% 95% 100% 2012 2013 2014 Q1 2014 Q1 2015 Refinery Utilization 95.7% 95.8% 96.0% 96.4% 92.0% 93.0% 94.0% 95.0% 96.0% 97.0% 2012 2013 2014 1Q15 Refinery Reliability Equivalent Distillation Capacity Process Availability HFC Consolidated 2012 Industry Maximum turnaround adjusted utilization rate *Refinery utilization: refinery crude throughput divided by crude capacity

• Refinery location and configuration enables a fleet-wide crude slate discounted to WTI • Highly flexible refining system allows feedstock optionality • Discounted feeds drive higher gross margins / barrel and ultimately, EBITDA PROXIMITY TO NORTH AMERICAN CRUDE PRODUCTION 8 -$12 -$10 -$8 -$6 -$4 -$2 $0 $2 1Q15 4Q14 3Q14 2Q14 $ /b b l di s co u n t to W T I FEEDSTOCK ADVANTAGED REFINING* Rockies MidCon Southwest Consolidated *Data from quarterly earnings calls Increased access to discounted crude Improved crude quality Further feedstock optimization Drives higher GM/BBL and ultimately EBITDA

INVEST ING TO DRIVE GROWTH AND ENHANCE RETURNS C U R R E N T A N D P O T E N T I A L G R O W T H I N I T I A T I V E S Internal Growth Initiatives Approximately $300M in capital growth projects underway to contribute an estimated $175M in annual EBITDA beginning in 2016 CRUDE SLATE OPTIMIZATION LIQUID YIELD IMPROVEMENT DE-BOTTLENECKING OPPORTUNITIES 9 • Increased crude access and flexibly • Crude slate flexibility drives improved product yield • Drives higher margin capture • Increased conversion capacity • Selective crude capacity de- bottlenecking 85% 86% 87% 88% 89% 90% 91% 92% 395,000 400,000 405,000 410,000 415,000 420,000 425,000 430,000 435,000 440,000 445,000 2012 2013 2014 Q1 2014 Q1 2015 L ig h t P ro d u ct Y ie ld ** R e fi n e ry P ro d u ct io n ( B P D ) Operational Performance Refinery Production Light Product Yield 87.0% 78.0% 85.0% 85.0% 96.0% 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% 2012 2013 2014 Q1 2014 Q1 2015 R e a li z e d M a rg in v s G ro u p 3 B e n ch m a rk * Capture Rate

10 El Dorado Naphtha Fractionation • The Naphtha Splitter tower separates light Naphtha and Iso-pentane from the reformer and isomerization feed using them as gasoline blending components • Reduces benzene in gasoline for MSAT II compliance by selecting only heavier Naphtha for reformate production • Octane improvement from Isomerization unit allows reduction in severity on the reformer with expected improvement in liquid yield by 1.25% • Installation of new Hydrogen Plant using Natural Gas as a feedstock to meet Hydrogen demand INVEST ING TO DRIVE GROWTH AND ENHANCE RETURNS PROJECT El Dorado Naphtha Fractionation ESTIMATED CAPEX $99 million PROJECTED EBITDA GENERATION* $40 to $60 million EXPECTED COMPLETION 3Q 2015 * El Dorado Naphtha Fractionation expected EBITDA generation range is based on benzene credit generation and incremental gasoline production using 5 year average Group 3 gasoline cracks in a crude price range between $50 and $80 per barrel.

11 Woods Cross Expansion Phase 1 • Expand crude capacity from 31,000 to 45,000 barrels per day • Includes relocation/revamp of FCC and polymerization units from Bloomfield, NM refinery • Crude slate to include up to 25,000 BPD local Uinta Basin Black Wax or other regional crudes. 20,000 BPD 10-year crude supply agreement with Newfield • Expected yields: 60% gasoline and 40% diesel • Incremental production to ship on the UNEV Pipeline to the Las Vegas market INVEST ING TO DRIVE GROWTH AND ENHANCE RETURNS PROJECT Woods Cross Phase 1 ESTIMATED CAPEX $350 - $400 million PROJECTED EBITDA GENERATION* $80 to $125 million EXPECTED COMPLETION 4Q 2015 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Current Phase 1 C ru d e C a p a ci ty ( B P D ) WX Black Wax Capacity Black Wax Total *Woods Cross Phase 1 expected EBITDA generation range based on conservatively estimated crack spread environment and two cases of partial and full supply of black wax crude.

12 Cheyenne Hydrogen Plant • The Cheyenne Plant is currently Hydrogen- limited, which increases reformer runs, limits diesel production and reduces potential heavy crude charge rates • The project will install a 10MMscfd hydrogen plant and shut down an inefficient 4MMSCFD Hydrogen plant • Economic returns will result from • Lower reformer runs (higher liquid yield) • Increased heavy crude opportunity from 66% to 84% of capacity • Greater ability to upgrade Coker diesel to ULSD • Lower cost Hydrogen INVEST ING TO DRIVE GROWTH AND ENHANCE RETURNS PROJECT Cheyenne Hydrogen Plant ESTIMATED CAPEX $34 million PROJECTED EBITDA GENERATION $18 million EXPECTED COMPLETION 4Q 2015 * 1 barrel is equivalent to 5.8 million BTU $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 3/31/2010 3/31/2011 3/31/2012 3/31/2013 3/31/2014 3/31/2015 Per Barrel Natural Gas Price* * Cheyenne Hydrogen Plant expected EBITDA generation based on lower cost Hydrogen production, improvement in liquid yield and increased heavy crude capacity

13 Tulsa Refinery Modernization: FCC Revamp • The Tulsa East and West refineries were acquired by Holly in 2009 for approximately $200m** inclusive of inventory • Crude Distillation capacity of the combined facility exceeds the current nameplate capacity agreed upon in 2009 until specified improvement projects (sulfur) were completed • Permit filed to encompass full 170,000 crude distillation capacity providing flexibility for future incremental improvements • FCC modernization plans underway: feed nozzles, catalyst stripper and riser termination device – Expected increase in FCC capacity up to 4,000 barrels per day – Expected improvement in conversion rates and yield by 1% • Integration with El Dorado allows Tulsa to opportunistically run more crude and ship excess sour distillates and gasoil to El Dorado for further processing given certain downstream conversion limitations at Tulsa INVEST ING TO DRIVE GROWTH AND ENHANCE RETURNS PROJECT Tulsa FCC Modernization ESTIMATED CAPEX $20 million PROJECTED EBITDA GENERATION* $20 million EXPECTED COMPLETION 1Q 2016 * Tulsa FCC Revamp expected EBITDA generation based on improvement in liquid yield and increased FCC capacity resulting the conversion of previous gasoil sales to gasoline **Net of logistics asset dropdowns to HEP ***Ex LOCM of $98.6 million -$400 -$200 $0 $200 $400 $600 $800 2009 2010 2011 2012 2013 2014*** Tulsa Profitability EBITDA CAPEX PURCHASE PRICE**

BALANCE SHEET • Investment Grade Rating • Moody’s Baa3 • S&P BBB- • $1.0 billion cash as of 3/31/15 • $187 million outstanding debt as of 3/31/15 • excludes non-recourse HEP debt • Total debt to capital ratio 3% as of 3/31/15 • $1.0 billion share repurchase program replacing all prior programs 14 * Total Debt to Capital calculated by taking total debt (excluding MLP debt) divided by and total debt (excluding MLP debt) plus total equity (excluding non- controlling interest). 0% 20% 40% 60% 80% HFC DK VLO TSO PSX MPC PBF ALJ WNR Total Debt to Capital* Debt/Cap ex MLP Debt/Cap

DISC IPL INED APPROACH TO CAPITAL ALLOCATION RETURN EXCESS CASH TO SHAREHOLDERS: SUSTAINING CAPITAL: GROWTH CAPITAL: 15 • Committed to maintaining both a competitive dividend yield and total cash yield relative to our peer group • $1b February 2015 repurchase authorization to be executed in 12 to 18 months • Maintenance capex: $100 million in annual sustaining maintenance • Compliance capex: environmental compliance spending focused on Tier 3 gasoline and MSAT 2 standards • Turnaround spending: $100 million annual turnaround budget • High hurdle rate on investments and acquisitions targeting at least 2x our Cost of Capital • Execute approximately $300 million growth capital project spend in 2015 • M&A: buy the right assets at the right price

STRONG TRACK RECORD OF CASH RETURNS Since the July 2011 merger HFC has returned approximately $2.9 billion, or approximately $14.87 per share to shareholders 16 • Industry leader in returning excess cash to shareholders • Committed to maintaining competitive dividend and cash yield versus peers • Increased regular dividend seven times since 2012 • Current $1 billion outstanding share repurchase authorization 5.4% 9.1% 8.4% 10.7% 0% 2% 4% 6% 8% 10% 12% 2011 2012 2013 2014 Total Cash Yield** *Dividends are split adjusted reflecting HFC’s two-for-one stock split announced August 3, 2011. Data from public filings and press releases. As of 5/28/15 NYSE closing prices. See page 29 for calculations **Total Cash yield includes regular dividends, special dividends and stock buybacks. 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% PBF ALJ HFC WNR PSX VLO MPC TSO DK 4.5% 3.6% 3.1% 3.1% 2.8% 2.7% 1.9% 1.9% 1.6% Regular Cash Yield*

STRONG F INANCIAL METR ICS VS PEERS HFC earnings per bbl strongest in peer sector (2010 – 2014) 17 Net Income per Barrel of Crude Capacity 5.52 4.86 4.43 4.34 2.28 2.20 1.84 0.15 0.07 -6.00 -4.00 -2.00 0.00 2.00 4.00 6.00 8.00 10.00 12.00 HFC* WNR MPC PSX VLO DK TSO ALJ PBF Regular Cash Yield* 2010 2011 2012 2013 2014 *HFC Ex-LOCM $397mm pre-tax charge in 2014 HFC earnings calculated by adding legacy HOC plus FTO earnings for periods prior to the merger. See page 29 for calculations.

BEST IN CLASS RETURNS ON CAPITAL EMPLOYED Pro Forma HollyFrontier Returns on Invested Capital (Average 2010-2014) 18 *HFC Ex-LOCM $397mm pre-tax charge in 2014 5-year average ROCE calculated by taking the average of ROCE’s for the years 2010-2014. ROCE calculated as net income divided by the sum of total debt (excluding MLP debt) and total equity. For HFC, legacy HOC/FTO earnings, debt & equity were combined for 5-year calculations. See page 29 for calculations. 15% 15% 14% 13% 10% 9% 8% 2% 1% 0% 2% 4% 6% 8% 10% 12% 14% 16% HFC* MPC WNR PSX DK TSO VLO PBF ALJ

HOLLY ENERGY PARTNERS INVESTMENT H IGHL IGHTS LONG TERM CONTRACTS SUPPORT CASH FLOW STABILITY WELL POSITIONED ASSETS THAT SERVE HIGH GROWTH MARKETS SUCCESSFUL EXECUTION OF GROWTH PLAN HAS RESULTED IN CONSISTENT DISTRIBUTION INCREASES FEE BASED REVENUES WITH NO COMMODITY RISK; REVENUE SOURCES INCLUDE: 19 • Over 80% of revenues tied to long term contracts with minimum volume commitments • Minimum commitments accounted for 81% of 2014 HEP revenue • Leverage to Permian growth through expanded Southeastern New Mexico Gathering system • Increased distribution every quarter for 42 consecutive quarters since 2004 IPO • Tariffs from pipeline movements, fees from storage, transfer and terminaling • Capacity lease commitments

# HOLLY ENERGY PARTNERS
## PARTNERSHIP GROWTH

### Organic Growth

- **Increase cash flow via logical additions to existing assets, volume growth and annual contractual PPI-related revenue growth**
- **Southeastern New Mexico Crude Gathering Expansion**
- **UNEV volume growth**

### HFC Growth

- **Partner with HollyFrontier to grow current asset base with projects and joint acquisitions**
- **Evaluate dropdown potential of planned HFC capital projects as projects come online**
- **Partner with HollyFrontier to grow non-traditional asset base**

### Third Party Growth

- **Acquire third party assets and/or businesses**

HOLLYFRONTIER.
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# HOLLY ENERGY PARTNERS
## EXPECTED VISIBLE GROWTH

| | Expected Annual Incremental Revenue | Expected Timing |
|---|---|---|
| SE NM Crude Gathering | $10 mm | Complete |
| UNEV Volume Increase via SLC Refinery Expansions | $15 mm | 2015 - 2016(1) |
| Contractual Tariff Increases | $3 - $9 mm | Annually(2) |
| El Dorado Naphtha Fractionation | Under Evaluation(3) | 2016 |
| Woods Cross Phase 1 Expansion | Under Evaluation(3) | 2016 |
| Future HFC Capital Projects | Under Evaluation(3) | 2017+ |
| | **$30 million +** | |

**With minimal incremental increase in Operating Expense, visible growth is estimated to increase HEP's 2016 annual EBITDA run rate by >15% not including contributions from the projects under evaluation**

*(1) Estimate based on additional 15,000 bpd at incentive rate to Las Vegas plus customary terminaling revenue following Salt Lake City refinery expansions; approximately 25% of $15mm revenue run-rate is expected in 2015 with 100% expected in 2016.*
*(2) Assumes 1-3% increase in PPI Finished Goods Index*
*(3) Revenue contribution from potential El Dorado Naphtha Fractionation and Woods Cross Phase 1 Expansion project under evaluation*

HOLLYFRONTIER.
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HEP GROWTH: CASH DISTR IBUTION S INCE INCEPTION 22 *CAGR=Compound Annual Growth Rate **Q4 2013 through Q3 2014 quarterly LP and GP distributions announced and paid in 2014. $35 $44 $49 $54 $68 $86 $99 $126 $144 $158 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2005200620072008200920102011201220132014 Total HEP Distributions (GP and LP) $0.9 $2.0 $3.4 $4.5 $8.1 $12.9 $17.5 $23.6 $29.4 $36.5 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Total GP Distribution HFC received approximately $81mm in cash distributions for FY2014**

# VALUE OF HFC'S LP & GP INTERESTS IN HEP

| | | | | | |
|---|---|---|---|---|---|
| **LP INTEREST*:** | | | | | |
| **HEP Unit Price** | | $32.00 | $34.00 | | $36.00 |
| **HFC owns 22.4mm common units ($mm):** | | **$717** | **$762** | | **$806** |
| **GP INTEREST:** | | | | | |
| **2014 GP IDR cash flow:** | Annualized IDR cashflow ($mm): | | | $ | 36.5 |
| **Multiple of GP cash flow:** | | 15X | 20X | | 25X |
| **Current GP Interest IDR Distributions ($mm):** | | **$548** | **$730** | | **$913** |
| **HEP VALUE TO HFC (millions):** | **$** | **1,264** | | **$** | **1,719** |

**Based on a range of recent HEP unit prices on the NYSE for valuation purposes. NYSE closing price on 5/28/15 was $33.61*

Methodology:

- GP values are equal to quarterly GP cash flow on an annualized basis minus the $5m GP giveback for the a period of 3 years (as part of the HEP UNEV purchase transaction) times the above range of commonly used market multiples. These values do not reflect actual after tax value to HFC.
- Approximate limited partner unit value estimated using a range based on recent market price & general partner value estimated using a commonly used range of Wall Street market multiples applied to incentive distributable cash flow. These values do not reflect actual after tax value to HFC.

HOLLYFRONTIER.

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HollyFrontier Corporation (NYSE: HFC) 2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (214) 954-6510 www.hollyfrontier.com 24 Julia Heidenreich, VP, Investor Relations Craig Biery, Investor Relations investors@hollyfrontier.com 214-954-6510

APPENDIX 25

HOLLYFRONTIER INDEX 26 Please see p. 31 for disclaimer and www.HollyFrontier.com/investor-relations for most current version.

HOLLYFRONTIER ENTERPR ISE VALUE Shares Outstanding* 196 Price per Share* $42.06 Market Cap 8,231 Less: Cash* (1,039) Add: Total Debt* 1,055 Less: HEP Debt** (868) Add: Minority Interest 577 Enterprise Value 7,956 Less: HEP GP Value*** (730) Less: HEP LP Value*** (762) Implied Refining EV 6,464 *As of most recent publicly available financial statements. NYSE closing price on 5/28/15 $42.06 HFC does not have preferred shares outstanding. **Holly Energy Partners debt is non-recourse to HollyFrontier ***See p. 23 for additional details on GP and LP valuation ranges and methodology 27 2015 EBITDA: Estimate Range $1.3B - $1.9B 2015 EBITDA: Consensus $1.6B All amounts in millions except per share data Source: Bloomberg

LOGIST ICS MATTER 28 Proximity to Crude Oil Pricing Hubs and Takeaway Infrastructure Prices reflect estimated transportation cost per barrel via pipeline, rail and marine Sources: Barclays, Credit Suisse, Deutsche Bank, Macquarie, and Tudor Pickering Holt

# FINANCIAL METRICS*

| | 2001 | 2002 | 2003 | 2004 | 2005 | 2006 | 2007 | 2008 | 2009 | 2010 | Average |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **WTI/Brent** (SNAPWTIB) | $ 1.11 | $ 1.04 | $ 2.40 | $ 3.35 | $ 1.57 | $ 0.33 | $ (0.28) | $ 1.34 | $ (0.47) | $ (0.57) | $ 1.00 |
| **ROCE** | 29.1% | 5.2% | 7.9% | 20.8% | 44.0% | 45.0% | 45.3% | 21.8% | -2.3% | 4.8% | 22% |
| **NI/BBL** | $ 2.23 | $ 0.41 | $ 0.57 | $ 1.59 | $ 4.45 | $ 6.28 | $ 7.39 | $ 3.61 | $ (0.55) | $ 0.88 | $ 2.69 |

| Net Income/BBL crude capacity | | 2010 | 2011 | 2012 | 2013 | 2014 | 5 yr ave |
|---|---|---|---|---|---|---|---|
| HFC* | | 0.88 | 8.26 | 10.68 | 4.55 | 3.25 | 5.52 |
| WNR | | -0.31 | 2.41 | 7.24 | 4.94 | 10.03 | 4.86 |
| MPC | | 1.49 | 5.49 | 7.77 | 3.38 | 4.03 | 4.43 |
| PSX | | 0.76 | 5.53 | 5.06 | 4.54 | 5.81 | 4.34 |
| VLO | | 0.34 | 2.20 | 2.04 | 2.65 | 4.17 | 2.28 |
| DK | | -3.65 | 3.10 | 5.34 | 2.30 | 3.89 | 2.20 |
| TSO | | -0.12 | 2.25 | 3.02 | 1.33 | 2.72 | 1.84 |
| ALJ | | -1.40 | 0.49 | 0.88 | 0.29 | 0.49 | 0.15 |
| PBF | | -1.13 | 1.29 | 0.20 | 0.20 | -0.19 | 0.07 |

| | Cash Yield | Current dividend | May 28, 2015 NYSE Close |
|---|---|---|---|
| PBF | 4.5% | $1.20 | $26.85 |
| ALJ | 3.6% | $0.60 | $16.87 |
| HFC | 3.1% | $1.32 | $42.06 |
| WNR | 3.1% | $1.36 | $43.79 |
| PSX | 2.8% | $2.24 | $79.56 |
| VLO | 2.7% | $1.60 | $58.92 |
| MPC | 1.9% | $2.00 | $102.77 |
| TSO | 1.9% | $1.70 | $89.02 |
| DK | 1.6% | $0.60 | $37.20 |

| Company | 2010 ROCE | 2011 ROCE | 2012 ROCE | 2013 ROCE | 2014 ROCE | 5 Yr Avg ROCE |
|---|---|---|---|---|---|---|
| HFC* | 6% | 23% | 26% | 12% | 9% | 15% |
| MPC | 5% | 19% | 23% | 15% | 15% | 15% |
| WNR | -1% | 8% | 28% | 14% | 24% | 14% |
| PSX | 3% | 20% | 15% | 13% | 16% | 13% |
| DK | -11% | 15% | 23% | 10% | 15% | 10% |
| TSO | -1% | 10% | 14% | 7% | 10% | 9% |
| VLO | 1% | 9% | 8% | 10% | 13% | 8% |
| PBF | -6% | 13% | 0% | 3% | -2% | 2% |
| ALJ | -10% | 3% | 7% | 2% | 3% | 1% |

| HFC | 2011 | 2012 | 2013 | 2014 |
|---|---|---|---|---|
| Buyback | $ 17.8 | $ 205.6 | $ 180.9 | $ 136.5 |
| Dividend | $ 252.1 | $ 658.0 | $ 644.4 | $ 647.2 |
| Total | $ 270 | $ 864 | $ 825 | $ 784 |
| Market Cap | 4897.6 | 9477.6 | 9878.4 | 7334.8 |
| Total Cash Yield | 5.5% | 9.1% | 8.4% | 10.7% |

**HollyFrontier Corporation debt excludes HEP debt. All amounts are based on publicly-available financial statements, which we have assumed to be accurate.*
**HFC Net Income/BBL and ROCE calculation is Ex-LOCM $397mm pre-tax charge in 2014*

HOLLYFRONTIER.
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DEF IN IT IONS Non GAAP measurements: We report certain financial measures that are not prescribed or authorized by U. S. generally accepted accounting principles ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others. Refining gross margin or refinery gross margin: the difference between average net sales price and average product costs per produced barrel of refined products sold. Refining gross margin or refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. This margin does not include the effect of depreciation, depletion and amortization. Other companies in our industry may not calculate this performance measure in the same manner. Our historical refining gross margin or refinery gross margin is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2014 10-K filed February 25, 2015. Net Operating Margin: the difference between refinery gross margin and refinery operating expense per barrel of produced refined products. Net operating margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. This margin does not include the effect of depreciation, depletion and amortization. Other companies in our industry may not calculate this performance measure in the same manner. Our historical net operating margin is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2014 10-K filed February 25, 2015. EBITDA: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under GAAP; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. Our historical EBITDA is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2014 10-K filed February 25, 2015. Enterprise Value: calculated as market capitalization plus minority interest, plus preferred shares, plus net-debt, less MLP debt Debt-To-Capital: A measurement of a company's financial leverage, calculated as the company's long term debt divided by its total capital. Debt includes all long-term obligations. Total capital includes the company's debt and shareholders' equity. Return on Capital Employed / Return on Invested Capital: A measurement which for our purposes is calculated using Net Income divided by the sum of Total Equity and Long Term Debt. We consider ROCE to be a meaningful indicator of our financial performance, and we evaluate this metric because it measures how effectively we use the money invested in our operations. IDR: Incentive Distribution Rights BPD: the number of barrels per calendar day of crude oil or petroleum products. BPSD: the number of barrels per stream day (barrels of capacity in a 24 hour period) of crude oil or petroleum products. MMSCFD: million standard cubic feet per day. Solvent deasphalter / residuum oil supercritical extraction (“ROSE”): a refinery unit that uses a light hydrocarbon like propane or butane to extract non-asphaltene heavy oils from asphalt or atmospheric reduced crude. These deasphalted oils are then further converted to gasoline and diesel. The remaining asphaltenes are either sold, blended to fuel oil or blended with other asphalt as a hardener. Distributable Cash Flow: Distributable cash flow (DCF) is not a calculation based upon GAAP. However, the amounts included in the calculation are derived from amounts separately presented in HEP’s consolidated financial statements, with the exception of excess cash flows over earnings of SLC Pipeline, maintenance capital expenditures and distributable cash flow from discontinued operations. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of HEP’s operating performance or as an alternative to operating cash flow as a measure of liquidity. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used by investors to compare partnership performance. We believe that this measure provides investors an enhanced perspective of the operating performance of HEP’s assets and the cash HEP is generating. HEP’s historical net income is reconciled to distributable cash flow in "Item 6. Selected Financial Data" of HEP 's 2014 10-K. 30

HFC INDEX D ISCLOSURE The data on p. 26 is for informational purposes only and is not reflective or intended to be an indicator of HollyFrontier's past or future financial results. This data is general industry information and does not reflect prices paid or received by HFC. The data was compiled from publicly available information, various industry publications, other published industry sources, including OPIS, and our own internal data and estimates. Although this data is believed to be reliable, HFC has not had this information verified by independent sources. HFC does not make any representation as to the accuracy of the data and does not undertake any obligation to update, revise or continue to provide the data. HFC's actual pricing and margins may differ from benchmark indicators due to many factors. For example: - Crude Slate differences – HFC runs a wide variety of crude oils across its refining system and crude slate may vary quarter to quarter. - Product Yield differences – HFC’s product yield differs from indicator and can vary quarter to quarter as a result of changes in economics, crude slate, and operational downtime. - Other differences including but not limited to secondary costs such as product and feedstock transportation costs, purchases of environmental credits, quality differences, location of purchase or sale, and hedging gains/losses. Moreover, the presented indicators are generally based on spot sales, which may differ from realized contract prices. Market prices are available from a variety of sources, each of which may vary slightly. Please note that this data may differ from other sources due to adjustments made by data providers and due to differing data definitions. Below are indicator definitions used for purposes of this data. MidCon Indicator: (100% Group 3: Sub octane and ULSD) – WTI Rockies Indicator: 63% Cheyenne: ((100% Denver Regular Gasoline; 100% Denver ULSD) – WTI) 37% Woods Cross: ((60% Salt Lake City Regular Gasoline, 40% Las Vegas Regular Gasoline; 80% Salt Lake City ULSD, 20% Las Vegas ULSD) – WTI) 2013 Southwest Indicator: (50% El Paso Subgrade Gasoline, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI 2011 - 2012 Southwest Indicator: (50% El Paso Regular Gasoline, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI 31